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                                                                    EXHIBIT 99.1

MEDIA CONTACTS:

Nancy Rosenzweig:
         (617) 577-8020
Diane Huggins
         (615) 256-9915

INVESTOR CONTACT:

Mike Hogrefe

         (615) 256-9915


    Bright Horizons Family Solutions Announces Combined Company July Results

Boston, Mass. and Nashville, Tenn., August 14, 1998 - Bright Horizons Family Solutions, Inc. (Nasdaq - NM "BFAM") today announced operating results for the month of July 1998. Revenues for the July period were $17.4 million and net income before merger and integration costs was approximately $418,000. The merger was completed on July 24, 1998. These results reflect the combined results of the separate predecessor companies for the period July 1 through July 24, 1998 and of the Company for the period July 25 through July 31, 1998. Merger and integration costs will be reflected in the Company's results for the third quarter ending September 30, 1998.

         Bright Horizons Family Solutions provides workplace services for employers and families, including childcare, early education and strategic worklife consulting. The newly combined company manages 265 family centers, has approximately 8,700 employees and serves more than 31,000 families in 35 states and the District of Columbia.

         This news release contains forward-looking statements, which involve a number of risk and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of factors that are discussed in the Company's filings with the Securities and Exchange Commission, including the Registration Statement on Form S-4 dated June 17, 1998.








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